Exhibit 10.122

AMENDMENT AGREEMENT

AMENDMENT made as of the 23rd day of December 2002 to the 12% Convertible Debenture, Registration Rights Agreement and Term Sheet dated as of September 12, 2002 and 12% Convertible Debenture, related Warrant and Registration Rights Agreement dated as of October 22, 2002 by and between MERCATOR MOMENTUM FUND, LP, hereinafter referred to as “MERCATOR” and CALYPTE BIOMEDICAL, INC., hereinafter referred to as “CALYPTE” or the “COMPANY”.

W I T N E S S E T H:

WHEREAS, on prior occasion, MERCATOR had requested a conversion of the sum of $250,000 in principal and $3,700 in interest pursuant to the September 12, 2002 Convertible Debenture;

WHEREAS, the COMPANY had acknowledged MERCATOR’s right to said conversion and issued 3,726,029 shares of common stock to MERCATOR;

WHEREAS, MERCATOR is desirous of rescinding said conversion;

WHEREAS, the COMPANY is agreeable to said rescission;

WHEREAS, the COMPANY has requested extensions on prior occasions and has requested further extensions from MERCATOR on the time in which the COMPANY is required to file a registration statement for the shares underlying the respective debentures and warrant;

WHEREAS, MERCATOR is agreeable to providing a further extension on the time for the COMPANY to file a registration statement for the underlying shares;

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:

FIRST:        That MERCATOR and CALYPTE have agreed as of December 23, 2002 that the $250,000 conversion, should be rescinded and that MERCATOR further rescinds all of its right with respect to said conversion in consideration of CALYPTE issuing to MERCATOR a convertible debenture in the sum of $250,000, in addition to all accrued interest due under said debenture.

SECOND:    As amended, the terms of the agreements provide that the Company is required to file a registration statement no later than January 21, 2003 to avoid penalties as set forth in the applicable agreements. The parties further agree that, the requirement for the COMPANY to file a registration statement for said underlying shares will now be extended through February 18, 2003 and that MERCATOR will fund a $250,000 debenture representing the second traunch of the $2 million commitment upon the COMPANY’S filing of a registration statement for the underlying shares in the amount of 1.25 times the amount of common stock necessary for conversion of $1,300,000 under the September 12, 2002 agreement and $300,000 under the October 22, 2002 agreement. In addition, the COMPANY will register the shares underlying the 3 million warrants issued pursuant to the October 22, 2002 agreement.

THIRD:       The parties agree that the COMPANY will issue, and MERCATOR will fund an additional $500,000 debenture, representing the third traunch of the $2,000,000 September commitment within five (5) business days following the effective date of a registration statement for the underlying shares of common stock.

Thereafter, the COMPANY may file a post-effective amendment to the registration statement no sooner than 30 days but no more than 75 days following effectiveness of the first registration covering the shares underlying the remaining balance of the $2,000,000 commitment under the same terms as above. MERCATOR will be required to fund this $700,000 debenture, representing the fourth traunch of the September commitment within five days of the effectiveness of the post-effective amendment.

At MERCATOR’s option, upon the COMPANY’s notice of intent to file the post-effective amendment, MERCATOR may limit the amount funded and conversely registered under this amendment to $500,000, in which case the COMPANY will file a second post-effective amendment and there will be a fifth and final traunch that will be filed no sooner than 30 days but no more than 75 days following effectiveness of first post-effective amendment.

FOURTH:    The parties further agree that the terms of the debentures, warrant and registration rights agreement with respect to timing for funding and or conversion and registration rights may be modified at the discretion of the COMPANY, should same be necessary so as to timely effectuate a registration of the underlying shares. Notwithstanding the foregoing, the COMPANY cannot extend any time deadlines related to the filing of the Registration Statement or any post-effective amendment on behalf of MERCATOR without the written consent of MERCATOR.

FIFTH:         It is further agreed that shares underlying the first three traunches of the $2,000,000 September commitment and the October debenture and the warrants can be piggybacked together and may be further piggybacked with other registerable financings.

SIXTH:         All other terms and conditions of the pre-existing agreements by and between MERCATOR and CALYPTE shall remain in full force and effect, except as provided for herein, and that no modifications or amendments to any agreements recited herein will be effective unless agreed upon by the mutual consent of both MERCATOR and CALYPTE.

IN WITNESS WHEREOF, the parties have set their hands and seals on the day, month and year first above written.

MERCATOR MOMENTUM FUND, LP

By:

CALYPTE BIOMEDICAL, INC.

By: